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The Stockholders
Delta Funding Corporation:


We consent to the use of our report included herein and to the reference to our firm under the headings 'Selected Financial Data' and 'Experts' in the Prospectus.


KPMG PEAT MARWICK LLP


New York, New York
October 9, 1996